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                                                                      Exhibit 12

                        PXRE CORPORATION AND SUBSIDIARIES

            COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED
            CHARGES AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED
                    FIXED CHARGES AND PREFERRED DIVIDENDS
                         (In thousands, except ratios)


                                                                                    Year ended December 31,
                                                                      ---------------------------------------------------
                                                                       1995       1994       1993       1992       1991
                                                                      -------    -------    -------    -------    -------

Net income                                                            $39,786    $34,829    $22,645    $(4,293)   $   952
Equity in earnings of minority interest                                (5,948)    (4,141)       (84)         0          0
                                                                      -------    -------    -------    -------    -------
Income before equity in earnings of
  minority interest                                                    33,838     30,688     22,561     (4,293)       952
Income taxes                                                           18,189     15,700     11,008     (3,322)       188
                                                                      -------    -------    -------    -------    -------
                                                                      $52,027    $46,388    $33,569    $(7,615)   $ 1,140
Fixed charges:
Interest expense                                                        7,143      7,789      2,740        319        576
Appropriated portion (1/3) of rentals                                     397        308        279        271        266
                                                                      -------    -------    -------    -------    -------
Total fixed charges                                                     7,540      8,097      3,019        590        842
                                                                      -------    -------    -------    -------    -------
Earnings before income taxes and fixed charges                        $59,567    $54,485    $36,588    $(7,025)   $ 1,982
                                                                      -------    -------    -------    -------    -------
Preferred dividend requirements                                       $   599    $ 2,005    $ 2,056    $ 1,419    $     0
                                                                      -------    -------    -------    -------    -------
Ratio of pre-tax income to net income                                    1.54       1.51       1.49         --         --
                                                                      -------    -------    -------    -------    -------
Preferred dividend factor                                             $   922    $ 3,028    $ 3,063    $ 1,419    $     0
Total fixed charges                                                     7,540      8,097      3,019        590        842
                                                                      -------    -------    -------    -------    -------
Total fixed charges and preferred dividends                           $ 8,462    $11,125    $ 6,082    $ 2,009    $   842
                                                                      -------    -------    -------    -------    -------
Ratio of earnings to fixed charges                                       7.90       6.73      12.12     (11.91)      2.35
                                                                      -------    -------    -------    -------    -------
Ratio of earnings to combined fixed charges and preferred dividends      7.04       4.90       6.02      (3.50)      2.35
                                                                      -------    -------    -------    -------    -------
Deficiency in ratio                                                                                      7,615
                                                                                                       -------
Deficiency in combined ratio                                                                             9,034
                                                                                                       -------
                                                                                                       -------
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